UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2025
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ALT5 Sigma Corporation
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALTS	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.
On May 21, 2025, ALT5 Sigma Corporation (the “Company”) disclosed that June 2, 2025 would be the record date for a transaction involving the Company’s formal separation of its healthcare assets, known as Alyea Therapeutics Corporation (“Alyea”), and that the scope and method of a partial or full disposition of its interests in Alyea, whether as a split-off or a spin-off or another related transaction, would be subsequently announced.
In this Current Report, the Company confirms its previous disclosure of certain of current officers and directors of Alyea and discloses the names and roles of certain additional individuals, who currently serve as advisors to Alyea, many of whom prospectively will serve in additional roles as directors or c-suite officers.
Amol Soin, M.D., current member of the Advisory Committee; prospective Chief Executive Officer and Director
Dr. Amol Soin is a nationally recognized thought-leader and innovator in pain management, dedicated to advancing safe, non-opioid solutions for chronic pain. He has served as President of the American Society of Interventional Pain Physicians and several other national and state organizations, helping shape clinical standards and policy. Dr. Soin holds five academic degrees, including from Dartmouth College and Brown University, and has authored a medical textbook and more than 100 peer-reviewed publications. He holds several dozen global patents for medical devices and pharmaceutical compounds aimed at breaking the cycle of opioid dependence. A former President of the Ohio Medical Board, Dr. Soin played a key role in passing statewide opioid regulations. His leadership will drive Alyea’s mission to redefine pain care through innovation and compassion.
Anthony (Tony) Giordano, Ph.D., current member of the Advisory Committee; prospective Chief Scientific Officer
Dr. Giordano has served as the Chief Scientific Officer of the Company since December 2019. Immediately prior, he was the Senior Director of Special Projects in the Business Development group of the Cleveland Clinic, the No. 2 rated hospital in the country. Dr. Giordano has extensive experience in drug development, having served as Vice President or President of seven different biotechnology companies he co-founded, including companies developing platform technologies, a cancer vaccine, and Alzheimer’s Disease and cardiovascular therapies. He has served as President and CEO of NeuroTherapia Inc. and Abcon Therapeutics, Inc. In his career, he has managed numerous clinical trials and the launch of a medical food product. With more than 20 U.S. patents, Dr. Giordano’s work spans neurodegenerative diseases, oncology, and cardiovascular health. He has a strong track record of securing funding and building research-driven organizations. Dr. Giordano has also served as an Associate Professor and Assistant Dean of Research and Business Development at LSU Health Sciences Center in Shreveport, Louisiana, at which he led the licensing efforts at the campus and at Abbott Labs, where, in addition to serving as a Senior Research Scientist, he was involved in technology assessment activities. Dr. Giordano has a Ph.D., focused in Molecular Genetics from The Ohio State University and completed Fellowships at the NIH National Cancer Institute and the NIH National Institute of Aging.
Russ Belden, current member of the Advisory Committee; prospective Chief Commercial Advisor
Mr. Belden brings over 37 years of biotech commercialization and operational leadership experience, with a focus on guiding emerging biotech companies from preclinical stages to first launch. He began his career at Genentech, Inc., where he played a pivotal role in launching their BioOncology franchise, including Rituxan and Herceptin, and rose to become Director of Hematology Sales. As founder and Chief Executive Officer of Bridge, Mr. Belden has supported more than 125 early-stage biotech companies, delivering hands-on commercialization strategy and interim leadership. He is also a recognized educator, having co-developed industry courses on drug valuation and commercialization readiness. Mr. Belden holds a B.S. in Pharmacy from the University of New York at Buffalo.
David Danziger, current member of the Advisory Committee; prospective Director
Mr. Danziger, CPA, is a seasoned financial executive and public markets advisor with over four decades of experience in audit, compliance, and corporate governance. Most recently, he served as Senior Vice President, Assurance and National Leader of Public Companies at MNP LLP, Canada’s 5th largest accounting firm, where he led audit teams across North America and advised companies navigating public market transactions. A Chartered Professional Accountant, Mr. Danziger has served on numerous corporate boards, including TSX-, Nasdaq-, and LSE-listed firms, and has deep expertise in complex financial reporting, governance, and turnaround strategies. He currently sits on several boards and advisory committees, including the TSXV Advisory Committee.

Michael Sinclair, M.D., current member of the Advisory Committee; prospective Director
Dr. Sinclair is a renowned pharmaceutical executive and an influential figure in the field of addiction treatment, best known for founding Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics, Inc.). With a distinguished background in medicine and extensive experience in pharmaceutical development, he has played a pivotal role in addressing the global opioid crisis through innovative therapeutic solutions. Dr. Sinclair earned his medical degree from London University/Middlesex Hospital and has cultivated a rich career in healthcare and pharmaceutical sciences. His academic pursuits laid the groundwork for his deep understanding of addiction and mental health disorders, that would later guide his professional journey.
Mary Pendergast, J.D., LL.M., current and prospective Chair of the Advisory Committee
Ms. Pendergast is an expert in the regulatory aspects of drug development and is President of Pendergast Consulting, a consulting firm that advises biopharmaceutical companies, patient groups, professional and advocacy organizations, governments, and academic and financial institutions. Prior to founding her own firm, she was the Executive Vice President of Government Affairs at Elan Corporation from 1998 to 2003. Ms. Pendergast also spent more than 18 years at the US Food and Drug Administration (“FDA”), serving as Deputy Commissioner and Senior Advisor to the FDA Commissioner and Associate Chief Counsel for Enforcement. Ms. Pendergast has served as a director of a number of private and public companies.
Peter Tassiopoulos, current and prospective Director
Peter Tassiopoulos has been a director of Alyea since immediately following its inception. He also has been the Chief Executive Officer of the Company since August 2024. From April 4, 2022, until his appointment as Chief Executive Officer, he served as an independent mergers and acquisitions (M&A) consultant, consulting for various companies. During that time, he restructured in excess of $150 million in debt and facilitated a $35 million asset purchase for a Canadian public company. Prior to that, from March 2013 through December 1, 2014, Mr. Tassiopoulos served as the Chief Executive Officer of Sphere 3D Corp. (Nasdaq: ANY), and then, from December 1, 2014 until November 14, 2018, as its President, and, from November 14, 2018 to April 2022, as its Chief Executive Officer again. He also served as one of its directors from March 2014 through April 4, 2022. Mr. Tassiopoulos has over 30 years of leadership experience across healthcare, finance, and technology sectors and has successfully completed over $1 billion in M&A, divestitures, and financing transactions throughout his career. Mr. Tassiopoulos has led teams in executing complex transactions with a focus on mergers and acquisitions, capital market strategies, and strategic relationships with industry experience spanning cryptocurrency, technology, IT, healthcare, and gaming.
Tony Isaac, current and prospective Director and current Chief Executive Officer
Tony Isaac has been the chief executive officer and director of Alyea since inception and will remain as a director after the formal appointment of Dr. Soin as chief executive officer. He also has been a director of the Company since May 2015, served as its President since May 2015, and served as its Chief Executive Officer from May 2016 until August 2024; he also became its Corporate Secretary in 2021 and served as its Interim Chief Executive Officer from February 2016 until May 2016. Mr. Isaac has served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (Nasdaq: LIVE), a holding company for diversified businesses, since July 2012. He is the Chairman and Co-Founder of Isaac Organization, a privately held investment company. Mr. Isaac has invested in various companies, both private and public from 1980 to present. Mr. Isaac’s specialty is negotiation and problem-solving of complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures since December 2011. Mr. Isaac graduated from Ottawa University in 1981, where he majored in Commerce and Business Administration and Economics.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 Sigma Corporation

	By:	/s/ Peter Tassiopoulos
	Name:	Peter Tassiopoulos
	Title:	Chief Executive Officer

Dated: May 30, 2025